Exhibit 3.1

Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 State of Del aware Secretary of State Division of Corporations Delivered 0 7: 23 PM 06 / 29 1 2026 FILED 07:23 PM 06 /2 9 12 026 1 AMENDED AND RESTATED SR 20263570060 - File N umb er 3638991 CERTIFICATE OF DESIGNATIONS OF PREFERENCE..., ೦೦ , ೦ . ೦ ,.u.u., OF SERIES 2 CONVERTIBLE PREFERRED STOCK OF CLOUDASTRUCTURE,INC. (Pursuant to Sections 103, 151(g) and 242 of the Delaware General Corporation Law) Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "DGCL'') , Cloudastructure, Inc . (the "Corporation") , a corporation organized and existing under the DGCL, in accordance with the provisions of Section 103 thereof, does hereby certify that : 1. The Corporation's Second Amended and Restated Certificate oflncorporation (as amended, the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on October 24 , 2024 . The Certificate of Incorporation authorizes the Corporation's Board of Directors (the "Board of Directors") to issue shares of preferred stock , par value $ 0 . 0001 per share, in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof . 2. The Board of Directors previously adopted a resolution authorizing the creation and issuance of a series of preferred stock designated as Series 2 Convertible Preferred Stock, and a Certificate of Designation s of Preferences and Right s of Series 2 Convertibl e Preferred Stock (the "Original Certificate of Designations'') was filed with the Secretary of State of the State of Delaware on March 24 , 2025 . 3. On June 29 , 2026 , the Board of Directors duly adopted a resolution approving and authorizing the amendment and restatement of the Original Certificate of Designations in its entirety . 4. On June 29 , 2026 , the holders of a majority of the thenoutstanding shares of Series 2 Convertible Preferred Stock, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL, approved and adopted the amendment and restatement of the Original Certificate ofDesignations in its entirety, as required by Section 1 l(a) of the Origina l Certificate of Designations . 5. Pursuant to Article IV(b)(iii)(B) of the Certificate oflncorporation, the holders of the Class A Common Stock and Class B Common Stock are not entitled to vote on this amendment to the Origina l Certificat e of Designation s because it relate s solely to the terms of one or more outstanding series of Preferred Stock, and the holders of such affected series are entitled to vote thereon pursuan t to the Origina l Certificate of Designation s and the DGCL . 6. This Amended and Restated Certificate of Designations was duly adopted in accordance with Sections 151 and 242 of the DGCL .

2 Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 8. The Original Certificate of Designations is hereby amended and restated in its entirety to read as set forth below. NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation and the DGCL, the Original Certificate of Designations is hereby amended and restated in its entirety, and the designation and amount and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Series 2 Convertible Preferred Stock are as follows : SERIES 2 PREFERRED STOCK Section I. Definitions. Capitalized terms used but not otherwise defined herein shall have meanings set forth in Section 14 below. Section 2 . Powers and Rights of Series 2 Convertible Preferred Stock . Ther e is hereby designated a class of Preferred Stock of the Corporation as Serie s 2 Convertible Preferred Stock, par valu e $ 0 . 0001 per share, of the Corporation (the "Series 2 Stock'') . The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other specia l rights, and qualifications, limitations and restrictions of the Serie s 2 Stock shall be as set forth in this Certificate of Designations of Preferences and Rights of Serie s 2 Convertible Preferred Stock ( thi s "Certificate of Designations") . For purposes hereof, a holder of a share or shares of Series 2 Stock, with respect to their right s as related to the Serie s 2 Stock, shall be referred to as a "Series 2 Holder . " Section 3. Number and Stated Value. The number of authorized shares of the Series 2 Stock is forty thousand (40,000) shares. Each share of Series 2 Stock shall have a stated value of $1,111.00 (the "Stated Value"). Section 4 . Ranking . Except as otherwise provided in this Certificate of Designations or required by applicable law, shares of Series I Stock and Series 2 Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters . Except to the extent that the holders of at least a majority of the outstanding Series I Stock and Series 2 Stock, voting together as a single class (the "Reguired Holders''), expressly consent to the creation of Parity Stock (as defined below), all shares of capital stock of the Corporation shall be junior in rank to all Series I Stock and Series 2 Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as "Junior Stock") . The rights of all such shares of capital stock of the Corporation shall be qualified by the rights, powers, preferences and privileges of the Series I Stock and Series 2 Stock . Without limiting any other provision of this Certificate of Designations, without the prior express written consent of the Required Holders, voting separately as a single class, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series I Stock or Series 2 Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation

3 Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 (collectively, the "Senior Preferred Stock''), or (ii) of pari passu rank to the Serie s I Stock or Series 2 Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the "Parity Stock" ) . In the event of the merger or consolidation of the Corporation with or into another corporation wherein the Corporation is the surviving entity, the share s of Series I Stock and Serie s 2 Stock shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall provide for a resul t inconsistent therewith, subject to the other term s and conditions herein . Section 5 . Preferred Return . (a) Each share of Series 2 Stock shall accrue a rate of return on the Stated Value at the rate of 9 . 5 % per annum, to be determined pro rata for any fractional year periods (the "Preferred Return'') . The Preferred Return shall accrue on each share of Series 2 Stock from the date of its Issuance Date, and shall be payable or otherwise settled as set forth herein . Following the occurrence of an Event of Default (as defined below), the Preferred Return will increase to 15 % per annum until such Event of Default has been cured . (b) The Preferred Return shall be payable on a quarterly basis and subject to quarterly compounding, within five (5) Business Days following the end of each calendar quarter, either in cash or via the issuance to the applicable Series 2 Holder of an additional number of shares of Series 2 Stock equal to (i) the Preferred Return then accrued and unpaid, divided by (ii) the Stated Value, with the election as to payment in cash or via the issuance of additional shares of Series 2 Stock to be determined in the discretion of the Corporation . (c) In the event that the Corporation elects to pay any Preferred Return via the issuance of shares of Series 2 Stock, no fractional shares of Series 2 Stock shall be issued, and the Corporation shall pay in cash the Preferred Return that would otherwise be payable via the issuance of a fractional share of Series 2 Stock . Section 6. (a) Preferential Payments to Holders of Series 2 Stock . In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (excluding, for the avoidance of doubt, any merger, consolidation, sale of assets, or other business combination, none of which shall constitute a liquidation for purposes of this Section 6 ), each share of Series 2 Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share of Series 2 Stock equal to the Stated Value at such time plus any accrued and unpaid Preferred Return (as applicable, the "Series 2 Preferred Liquidation Amount'') . If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Series 2 Preferred Liquidation Amount, the Series 2 Holders with respect to their shares of Series 2 Liquidation. Dissolution or Winding Up.

4 Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full . Following the payment of the Series 2 Preferred Liquidation Amount, if there are any remaining assets of the Corporation available for distribution to its shareholders, the Series 2 Stock shall not participate in such distributions . (b) Treatment Upon Change of Control . For the avoidance of doubt, no merger, consolidation, sale of substantially all of the assets of the Corporation, or other change - of - control transaction shall entitle holders of Series 2 Stock to receive any payment of Stated Value, accrued Preferred Return, or other preferential distribution solely by reason of such transaction . In any such transaction in which the Corporation is not the surviving entity, each share of Series 2 Stock shall be converted into or exchanged for preferred equity securities of the surviving or resulting entity having rights, preferences, and privileges substantially equivalent to those of the Series 2 Stock immediately prior to such transaction . Nothing in this Section 6 (b) shall limit the rights of holders of Series 2 Stock under Section 6 (a) upon an actual liquidation, dissolution, or winding up of the Corporation . Section 7 . Conversions . The Series 2 Stock shall be convertible into Class A Stock at any time or times following the applicable Issuance Date of such Series 2 Stock on the terms and conditions set forth in this Section 7 . (a) Conversion Right . Any Series 2 Holder shall be entitled to convert its Series 2 Stock into fully paid and non - assessable shares of Class A Stock in accordance with this Section 7 . The Corporation shall not issue any fraction of a share of Class A Stock upon any conversion . If the issuance would result in the issuance of a fraction of a share of Class A Stock, the Corporation shall round such fractional share up to the nearest whole share . The Corporation shall pay any and all fees, transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Class A Stock upon conversion of any Conversion Amount . Conversion notices in the form attached hereto as Exhibit A (a "Conversion Notice'') shall be delivered to the Corporation at via email notices@cloudastructure . com or at such other address or addresses provided to such Series 2 Holder by the Corporation . (b) Conversion Shares . The number of shares of Class A Stock issuable upon conversion of any Conversion Amount shall be determined by dividing (x) such Conversion Amount by (y) the Fixed Conversion Price (the "Conversion Shares'') . (c) Method of Conversion Share Delivery . On or before the close of business on the second ( 2 nd) Business Day following the date of delivery of a Conversion Notice (the "Delivery Date"), the Corporation shall deliver or cause its transfer agent to issue and deliver the applicable Conversion Shares electronically to the account designated by holder in the applicable Conversion Notice .

5 Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 (d) Conversion Delays . If the Corporation fails to deliver Conversion Shares by the applicable Delivery Date, holder may at any time prior to receiving the applicable Conversion Shares rescind in whole or in part such conversion . Inaddition, for each Conversion, in the event that Conversion Shares are not delivered by the Delivery Date, a late fee equal to $ 500 . 00 per day will be assessed for each day after the Delivery Date until Conversion Share delivery is made ; and such late fees will be paid to the Series 2 Holder either in cash or via the issuance of additional shares of Series 2 Stock at the election of the Corporation . (e) Ownership Limitation . Notwithstanding anything to the contrary contained in this Certificate of Designations or any other agreement between the Corporation and a Series 2 Holder, the Corporation shall not effect any conversion of Series 2 Stock to the extent that after giving effect to such conversion would cause the Series 2 Holder individually (without aggregating with its Affiliates) to beneficially own a number of shares of Class A Stock exceeding 4 . 99 % of the number of shares of Class A Stock outstanding on such date (including for such purpose the shares of Class A Stock issuable upon such issuance) (the "Maximum Percentage'') . Notwithstanding the foregoing, the Maximum Percentage for a Series 2 Holder together with its Affiliates will be 9 . 99% . For purposes of this section, beneficial ownership of shares of Class A Stock will be determined pursuant to Section 13 (d) of the Exchange Act and the Corporation shall be entitled to rely on the representations made by a Series 2 Holder in its Conversion Notice in determining beneficial ownership . The Maximum Percentage is enforceable, unconditional and non - waivable and shall apply to all affiliates and assigns of each Series 2 Holder . Section 8. Section 9. [Intentionally omitted.] Comoration Optional Redemption. (a) Subject to the terms and conditions herein, at any time after the date that is six (6) months from the earlier of : (i) the effective date of the Form S - 1 registration statement registering the Conversion Shares, and (ii) the date that the Conversion Shares are eligible for resale pursuant to Rule 144 , the Corporation may elect, in the sole discretion of the Board, to redeem all or any portion of the Series 2 Stock then issued and outstanding from all of the Series 2 Holders (a "Comoration Optional Redemption") by paying to the applicable Series 2 Holders an amount in cash equal to the Series 2 Preferred Liquidation Amount then applicable to such shares of Series 2 Stock being redeemed in the Corporation Optional Redemption multiplied by 115% (the "Redemption Price") . (b) The Corporation shall provide written notice of any Corporation Optional Redemption to the Series 2 Holder(s) within five Business Days following the determination of the Board to consummate the applicable Corporation Optional Redemption, and thereafter such Corporation Optional Redemption shall be completed on the tenth (I 0 th) Business Day following the delivery of such notice, and at such time the Corporation shall deliver to the Series 2 Holder(s) the Redemption Price in valid funds . Each Series 2 Holder agrees to execute and deliver

6 Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 to the Corporation such instruments and documents, and to take such actions, as reasonably required to consummate the Corporation Optional Redemption ; provided, however, the Series 2 Holders will still have the right to exercise their right to convert the Series 2 Stock into Class A Stock during the foregoing ten - day notice period . Section I0. Dividends and Distributions. The Series 2 Stock shall not participate in any dividends, distributions or payments to the holders of the Common Stock. Section 11. Voting Rights. (a) Except as otherwise provided herein or as otherwise required by law, the Series 2 Stock shall vote together with shares of Common Stock on an as - converted basis from time to time, and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as holders of shares of the Common Stock . In addition, as long as any shares of Series 2 Stock are outstanding, the Corporation shall not, without the affrrmative vote of the Series 2 Holders of a majority of the then outstanding shares of Series 2 Stock, (a) alter or change adversely the powers, preferences or rights given to the Series 2 Stock or alter or amend this Certificate of Designations or (b) enter into any agreement with respect to any of the foregoing . (b) Notwithstanding the foregoing in this Section 11 , inno event shall a Series 2 Holder (together with such Series 2 Holder's Affiliates, and any Person s acting as a group together with such Serie s 2 Holder or any of such Series 2 Holder's Affiliates (such Persons, "Attribution Parties")) be entitled to vote, on an as - converted basi s and in aggregate with respect to any shares of Common Stock and Preferred Stock of the Corporation beneficially owned by such Series 2 Holder or any Affiliates or Attribution Parties of such Series 2 Holder, more than 4 . 99 % of the Corporation's outstanding voting shares as of the applicable record date (the "Voting Cap") . The Voting Cap shall be appropriately adjusted for any stock splits, reverse stock splits, stock dividends, reclassifications, reorganization, recapitalization s or other similar transaction . Section 12. Covenants. Until such time as no shares of Series 2 Stock remain outstanding, the Corporation (including its subsidiaries) will at all times comply with the following covenants: (a) The Corporation will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15 (d) of the Exchange Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to the Corporation, as required in accordance with Rule 144 of the Securities Act, is publicly available, and will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination .

7 Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 (b) The Class A Stock will be listed or quoted for trading on any of NYSE, NYSE American or Nasdaq . (c) After the initial issuance of Series 2 Stock, the Corporation will not issue any new shares of Series 2 Stock other than to the initial Series 2 Holder without the prior written consent of at least a majority of the outstanding Series 2 Stock (the "Required Series 2 Holders"), which consent may be granted or withheld in the Required Series 2 Holders' sole and absolute discretion . (d) The Corporation will not increase the authorized shares of Class A Stock, Class B Stock, Series I Stock, Series 2 Stock or other Preferred Stock without the prior written consent of the Required Holders, which consent may be granted or withheld in the Required Holders' sole and absolute discretion . (e) The Corporation will ensure tha t trading in the Clas s A Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise ceas e trading on the Corporation's principal trading market . (f) The Corporation will not make any Restricted Issuance without the Required Holders' prior written consent, which consent may be granted or withheld in the Required Holders' sole and absolute discretion . (g) The Corporation shall not enter into or extend any agreement or otherwise agre e to any covenant, condition, or obligation tha t locks up, restricts in any way or otherwise prohibit s the Corporation (i) from entering into a variabl e rat e transaction with any Series 2 Holder or any Affiliate of any Serie s 2 Holder, or (ii) from issuing Common Stock, Preferred Stock, warrants, convertible notes, other deb t securities, or any other of the Corporation's securitie s to any Serie s 2 Holder or any Affiliate of any Series 2 Holder . (h) The Corporation will not pledge or grant a security interest in any of its assets without the Required Holders' prior written consent, which consent may be granted or withheld in the Required Holders' sole and absolute discretion . (i) The Corporation will not, and will not enter into any agreement or commitment to, dispose of any assets or operations that are material to the Corporation's operations without the Required Holders' prior written consent, which consent may be granted or withheld in the Required Holders' sole and absolute discretion . G) The Corporation will not, and will not enter into any agreement or commitment to, undertake or complete any reverse split of any class of Common Stock or Preferred Stock without the Required Holders' prior written consent, which consent may be granted or withheld in the Required Holders' sole and absolute discretion . (k) The Corporation will not, and will not enter into any agreement or commitment to, create, authorize, or issue any class of Preferred Stock without the Required Holders' prior written consent, which consent may be granted or withheld in the Required Holders' sole and absolute discretion .

8 Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 (I) The Corporation will not consummate a Fundamental Transaction or enter into an agreement to consummate a Fundamental Transaction without the Required Holders' prior written consent, which consent may be granted or withheld in the Required Holders' sole and absolute discretion . (m) At the Corporation's election, the Corporation will use at least twenty - five percent ( 25% ) of any funds raised through any equity fmancing, including funds raised pursuant to an equity line of credit or at - the - market trading facility, to redeem the Series 2 Stock . Any such proceeds will be paid to the Series 2 Holders within two (2) Business Days ofreceipt by the Corporation and will be considered redemptions pursuant to Section 9 above . Section 13. Covenant Default. (a) Event of Default . The Required Holders may elect to declare an "Event of Default" if any of the following conditions or events shall occur and be continuing : (i) the Corporation fails to fully comply with any covenant, obligation or agreement of the Corporation in this Certificate ofDesignations (other than payment or issuance defaults which are addressed in subparagraph (ii) below), and such failure, if known to the Required Holders and reasonably possible of cure, is not cured within seven (7) calendar days of the occurrence of such event ; (ii) the Corporation fails to pay any amount due and payable to the Series 2 Holders pursuant to and as required by this Certificate of Designations, or fails to issue any additional shares of Series 2 Stock or Class A Stock to the Series 2 Holders pursuant to and as required by this Certificate of Designations, including, without limitation, the failure to deliver any Conversion Shares, and such failure, if known to the Series 2 Holders and reasonably possible of cure, is not cured within seven (7) calendar days of the occurrence of such event ; (iii) the Corporation shall (I) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator ; (2) make a genera l assignment for the benefit of the Corporation's creditors ; or (3) commence a voluntary cas e under the U . S . Bankruptcy Code as now and hereafter in effect, or any successor statute ; or (iv) a proceeding or case shall be commenced, without the application or consent of the Corporation, in any court of competent jurisdiction, seeking (I) liquidation, reorganization or other relief with respect to it or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of its assets, and, in each case, such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a

9 Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 period of 60 days, if in the United States, or 90 days, if outside of the United States ; or an order for relief against the Corporation shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar Law of any jurisdiction . (b) Consequences of Events of Default . Upon the occurrence of an Event of Default, the Stated Value will automatically increase by ten percent ( 10% ) . Ifan Event of Default has occurred (i) the Series 2 Holders shall have the right to pursue any other remedies that the Required Holders may have under applicable law and/or in equity ; and (ii) the Series 2 Holders shall have the right toseek and receive injunctive relief from a court or an arbitrator prohibiting the Corporation from issuing any of its Common Stock or Preferred Stock to any party unless all the shares of Series 2 Stock owned by the Series 2 Holders are redeemed in full simultaneously with such issuance . Section 14. Definitions. In addition to the terms defined elsewhere in this Certificate of Designations, the following terms, as used herein, have the following meanings: (a) "Affiliate" means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person . (b) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed . (c) "Control" mean s (i) the possession, directly or indirectly, of the power to vot e 10 % or mor e of the securities or other equity interests of a Person having ordinary voting power, (ii) the possession, directly or indirectly, of the power to direct or caus e the direction of the management and policies of a Person, by contract or otherwise, or (iii) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person . (d) "Conversion Amount" means the number of Series 2 Stock being converted multiplied by the then - current Stated Value . (e) "Equity Securities" means Common Stock of the Corporation, Preferred Stock of the Corporation and any option, warrant, or right to subscribe for, acquire or purchase Common Stock or Preferred Stock . (f) "Exchange Act" means the Securities Exchange Act of 1934 , as amended, and the rules and regulations promulgated thereunder . (g) "Exempt Issuances" means the issuance of shares of Common Stock, or any right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive shares of Common Stock, (i) to officers, directors, employees, consultants, service providers

10 Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 or vendors of the Company, and (ii) to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to an equipment lease financing, credit agreement, real property lease or other commercial transaction undertaken in the ordinary course of business consistent with past practices, so long as any such issuances pursuant to clauses (i) or (ii) above do not contain any variable price features . (h) "Fixed Conversion Price" mean s $ 0 . 40 per share of Clas s A Stock . In the even t the Corporation issue s any Clas s A Stock or any warrant, option or other right to receive Class A Stock (other than from conversions of Series I Stock) at a pric e per shar e lower than the Fixed Conversion Price, then the Fixed Conversion Pric e will automatically be reduced to such lower price . (i) "Fundamental Transaction " mean s tha t (i) (A) the Corporation or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not the Corporation or any of its subsidiaries is the surviving corporation) any other person or entity, (B) the Corporation or any of its subsidiarie s shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or asset s to any other person or entity, (C) the Corporation or any of it s subsidiarie s shall, directly or indirectly, in one or mor e related transactions, allow any other person or entity to mak e a purchase, tender or exchange offer tha t is accepted by the holders of more than 50 % of the outstanding shares of voting stock of the Corporation (not including any shares of voting stock of the Corporation held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), (D) the Corporation or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin - off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires mor e than 50 % of the outstanding shares of voting stock of the Corporation (not including any shares of voting stock of the Corporation held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), (E) the Corporation or any of it s subsidiarie s shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify either class of the Common Stock, other than an increase in the number of authorized shares of either class of the Corporation's Common Stock, (F) the Corporation transfers any material asse t to any subsidiary, affiliate, person or entity under common ownership or control with the Corporation, or (G) the Corporation pay s or make s any monetary or non - monetary dividend or distribution to its shareholders ; or (ii) any "person" or "group" (as thes e terms are used for purposes of Section s 13 (d) and 14 (d) of the Exchang e Act and the rules and regulations promulgated thereunder) is or shall become the "beneficia l owner" (as defined in Rul e 13 d - 3 under the Exchang e Act), directly or indirectly, of 50 % of the aggregate

11 Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 ordinary voting power represented by issued and outstanding voting stock of the Corporation. G) "Issuance Date" means the date that the applicable shares of Series 2 Stock are issued to a Series 2 Holder. (k) "Liabilities" means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un - matured, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense . (I) "Market Capitalization" means a number equal to (i) the daily VWAP of the Class A Stock on any given Business Day, multiplied by (ii) the aggregate number of outstanding Class A Stock as reported on the Corporation's most recently filed Form 10 - Q or Form 10 - K . (m) "Person" means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof . (n) "Restricted Issuance" means (i) the issuance, incurrence or guaranty of any debt or additional Liabilities other than trade payables incurred in the ordinary course of business, (ii) the issuance of (a) any Equity Securities of the Corporation, including, without limitation any Common Stock or any class or series of Preferred Stock, other than Exempt Issuances ; (b) any securities that are convertible into or exchangeable for shares of Common Stock or any class or series of Preferred Stock, other than in each of the foregoing clauses (i) and (ii), for any such issuances or sales to a Series 2 Holder as contemplated in this Certificate of Designations or otherwise to a Series 2 Holder or any of its Affiliates . For the avoidance of doubt, the issuance of Common Stock under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Restricted Issuance for purposes hereof if the number of shares of Common Stock to be issued is based upon or related in any way to the market price of the Common Stock, including, but not limited to, Common Stock issued in connection with a Section 3 (a)(9) exchange, a Section 3 (a)(I 0 ) settlement, or any other similar settlement or exchange . (o) "SEC" means the United States Securities and Exchange Commission. (p) "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. (q) "Series I Stock" means the Series I Convertible Preferred Stock, par value $0.0001 per share, of the Corporation.

12 Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 (r) "VWAP" means the volume weighted average price of the Class A Stock on the principal market for a particular Business Day or set of Business Days, as the case may be, as reported by Bloomberg, LP . Section 15. Miscellaneous . (a) Legend . Any certificates representing the Series 2 Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates) : THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 , AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS . SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELNERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED . ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN . (b) Uncertificated Shares : Lost or Mutilated Series 2 Stock Certificates . The Series 2 Stock shall be issued to each Series 2 Holder in uncertificated (book entry) form by the stock transfer agent of the Corporation unless a Series 2 Holder requests such Series 2 Stock be issued to such Series 2 Holder in certificated form . If any certificate for the Series 2 Stock held by the Series 2 Holder thereof shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the share of Series 2 Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation . (c) Intemretation . If the Corporation or any Series 2 Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designations, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding . (d) Waiver . Any waiver by the Corporation or the Series 2 Holder of a breach of any provision of this Certificate of Designations shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designations . The failure of the Corporation or the Series 2 Holder to insist upon strict adherence to any term of this Certificate of Designations on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designations . Any waiver must be in writing .

13 Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 (e) Severability . If any provision of this Certificate of Designations is invalid, illegal or unenforceable, the balance of this Certificate of Designations shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances . [Remainder of Page Intentionally Left Blank; Signature Page Follows]

Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 14 IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Designations to be signed by its duly authorized officer on this 29 th day of June, 2026 , and such officer does hereby affirm, under penalties of perjury, that this instrument is the act and deed of the Corporation and that the facts stated herein are true . CLOUDASTRUCTURE, INC. Name: James McCormick Title: ChiefExecutive Officer

15 Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 EXHIBIT A CLOUDASTRUCTURE, INC. CONVERSION NOTICE Reference is made to the Certificate of Designations of Preferences and Rights of Series 2 Convertible Preferred Stock of Cloudastructure, Inc . (the "Certificate of Designations") . In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series 2 Convertible Preferred Stock, par value $ 0 . 0001 per share (the "Series 2 Preferred Shares"), of Cloudastructure, Inc . , a Delaware corporation (the "Corporation"), indicated below into shares of Class A common stock, par value ( $ 0 . 0001 ), of the Corporation, as of the date specified below . A. Date of Conversion: ---- - B. No. of Shares of Class A Stock Beneficially Owned: C. No. of Series 2 Preferred Shares Being Converted: D. Stated Value: ---- - E. Conversion Amount: ---- - F. Fixed Conversion Price: ---- - G. Conversion Shares: (E divided by F) H. Remaining Series 2 Preferred Shares Held: Please transfer the Conversion Shares electronically to the following account : Broker: Address: DTC#: _ Account#: Account Name:

Docusign Envelope ID: 82ABB1DF - 7EED - 8297 - 8242 - AA634F23D7E7 Series 2 Holder: ೦ f --- ೦ l By: - --------- - [ j,f ೦ - ೦ J 16